                                                                      EXHIBIT 99


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                   FORM 11- K



                   Annual Report Pursuant to Section 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



                   For the fiscal year ended December 31, 1998




                  COMPUTRAC, INC. EMPLOYEE STOCK PURCHASE PLAN
                1991 COMPUTRAC, INC. EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)



                                 COMPUTRAC, INC.

          (Name of issuer of the securities held pursuant to the plans)



          COMPUTRAC, INC. 222 MUNICIPAL DRIVE, RICHARDSON, TEXAS 75080

                     (Address of principal executive office)

Item 1.  Changes in the Plans

         There were no material changes in the provisions of the plans during the year ended December 31, 1998.

Item 2.  Changes in Investment Policies

         There were no changes in the investment policies of the plans during the year ended December 31, 1998.

Item 3.  Contributions under the Plan

         The Company's contributions are not discretionary and are a specified percentage of the employe's contributions.

Item 4.  Participating Employees

         There were 11 participating employees as of December 31, 1998

Item 5.  Administration of Plans

         (a) The plans are administered by a committee designated by the board of Directors and composed of the following members:

Name and Address            Position         Position with Issuer
----------------            --------         --------------------
Harry W. Margolis           Member           Chairman of the Board
222 Municipal Drive                          and Director
Richardson, TX 75080

Shawn Anderson              Member           Controller
222 Municipal Drive
Richardson, TX 75080

         (b) No member of the committee received any compensation from the plans during the year ended December 31, 1998


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

Item 6.  Custodian of Investments

         (a) Alliance Trust Company is the custodian of investments. The address of Alliance is, 4835 LBJ Freeway, Suite 632, Dallas, Texas 75244

         (b) The plans paid no compensation to the custodian for service in any capacity for the year ended December 31 1998.


Item 7.  Reports to Participating Employees

         During the year ended December 31, 1998, the plans provided participants with a quarterly statement of activity, as well as an annual report of the individual account activity.


Item 8.  Investment of Funds

         No substantial part of the assets of the plans are invested in securities other than the Registrant's.


Item 9.  Financial Statements and Exhibits

         (a)      Financial Statements:

                                                                   Page
                                                                   ----
                  Statements of Net Assets Available for Plan
                    Benefits- December 31, 1998 and 1997             4
                  Statement of Changes in Net assets Available
                    for Plan Benefits for the three years ended
                    December 31, 1998                                5
                  Notes to Financial Statements                      6

         (b)      Exhibits:

                  None


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

                                 COMPUTRAC, INC.

                          EMPLOYEE STOCK PURCHASE PLANS

               Statement of Net Assets Available for Plan Benefits
                                   (unaudited)

                                                                December 31,
                                                             -------------------
                                                               1998        1997
                                                             -------     -------
Assets:

Cash                                                         $     8     $     2

Common stock of CompuTrac, Inc., 38,219 and 15,575
  shares in 1998 and 1197, respectively, at market,
  cost was $ 24,892 and $30,643, respectively                 33,442      13,628
                                                             -------     -------

               Total assets                                   33,450      13,630

Liabilities:

Common stock purchases payable                                    --       6,865
                                                             -------     -------

               Total liabilities                                  --       6,865
                                                             -------     -------

Net assets available for plan benefits                       $33,450     $ 6,765
                                                             =======     =======


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

                                 COMPUTRAC, INC.

                          EMPLOYEE STOCK PURCHASE PLANS

         Statement of Changes in Net Assets Available for Plan Benefits
                                   (unaudited)

                                                                 December 31,
                                                      ----------------------------------
                                                         1998        1997         1996
                                                      ---------   ---------    ---------
Net assets available for plan benefit, January 31     $   6,765   $  32,339    $ 172,599

Additions:

     Employer cash contributions                         15,766      21,191       30,238

     Employee cash contributions                         47,346      63,635       90,793

     Other miscellaneous receipts                             8           1           21

     Unrealized appreciation (depreciation) of
        common stock of CompuTrac, Inc.                  10,390     (52,517)     (20,733)
                                                      ---------   ---------    ---------

                  Total additions                        73,510      32,310      100,319

Deductions:

     Distributions to participants                       46,825      57,873      236,238

     Other distributions                                      2          11        4,341

                  Total deductions                       46,825      57,884      240,579
                                                      ---------   ---------    ---------

Net assets available for plan benefits, December 31   $  33,450   $   6,765    $  32,339
                                                      =========   =========    =========


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

                          EMPLOYEE STOCK PURCHASE PLANS

                          NOTES TO FINANCIAL STATEMENT


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) CompuTrac, Inc. (the "Company") established the Employee Stock Purchase Plans to provide its employees with an employee benefit plan whereby its employees can participate in the equity and growth of the Company.

(B) The investment in common stock of the Company is stated at market value based upon the closing sales prices as transacted on the American Stock Exchange. Such closing price was $.875 per share at December 31, 1998 and 1997.

(C) The financial statements have been prepared on the accrual basis of accounting.

NOTE 2 - THE PLAN:

     The Company's Board of Directors adopted the CompuTrac, Inc. Employee Stock Purchase Plan in December 1985 and in May 1991, adopted the CompuTrac, Inc. 1991 Employee Stock Purchase Plan. The Company reserved 300,00 and 500,000 shares of its Common Stock for purchase by its employees pursuant to the terms of the plans, respectively. Under the plans, eligible participating employees of the Company can purchase Common Stock from the Company through salary withholding. The plans are not subject to the provisions of the Employee Retirement Income Securities Act of 1974, nor are they intended to qualify for special tax under
Section 401 (a) of the Internal Revenue Code. The Company filed registration Statement in January 1986, and May 1991 and August 1995 covering stock that can be purchased under the plans.

     Each participating employee may elect to have an amount up to, but not in excess of, 10% of his or her regular salary or wages withheld for the purpose of purchasing the Company's Common Stock. On each monthly stock purchase date, the Company contributes to each participating employee's account an amount equal to 33 1/3% of the aggregate contributions of such participant since the immediately preceding stock purchase date, and funds then accumulated in the participant's account, including the Company's contribution, are used to purchase authorized but unissued shares of the Common Stock of the Company. Any funds remaining in the participant's account after the purchase of the maximum number of the full shares of Common Stock are retained in the participant's account and treated as part of the accumulation for the next succeeding calendar month.


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

     The purchase price of the Common Stock purchased pursuant to the plans is the lessor of the average of the closing sales prices during the preceding calendar month for the average of the closing sales prices for the last five trading days proceeding the stock purchase date. No fees, commissions, or other charges are paid by, or otherwise charged to, the participants or their accounts in connection with the purchase of Common Stock under the plans. All expenses of administering the plans are paid by the Company.

     All Common Stock of the Company purchased by participating employees pursuant to the plans may be voted by the employee or as directed by the employee.

     The Employee Stock Purchase Plans do not discriminate, in scope, terms, or operation, in favor of officers or directors of the Company and are available, subject to the eligibility rules of the plans, to all employees of the Company on the same basis.

NOTE 3 - FEDERAL INCOME TAXES:

     The Employee Stock Purchase Plans are not subject to federal income taxes. Under current federal income tax law, the difference between the fair market value of the shares acquired under the plans, and the amount contributed by the employee is treated as ordinary income to the employee for federal income tax purposes. Accordingly, the Company withholds all applicable taxes from the participating employee's salary. The fair market value of the shares is determined as of the stock purchase date. The plans are not intended to qualify for special tax treatment under Section 401(a) of the Internal Revenue Code.


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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed by the undersigned, thereunto duly authorized.

                  COMPUTRAC, INC. EMPLOYEE STOCK PURCHASE PLAN
                1991 COMPUTRAC, INC. EMPLOYEE STOCK PURCHASE PLAN



                         By: /s/ Shawn Anderson
                             ---------------------------
                                 Shawn Anderson
                                   Controller
                              Date: April 27, 1999


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